Exhibit 99.1
Contact:
Bob Newell
Vice President, Finance and Chief Financial Officer
(650) 331-7133
investors@cardica.com
CARDICA AND INTUITIVE SURGICAL ENTER INTO LICENSE AGREEMENT
Redwood City, CA — August 17, 2010 — Cardica, Inc. (Nasdaq: CRDC) today announced that Cardica and Intuitive Surgical, Inc. have entered into a license agreement providing Intuitive with a worldwide, exclusive license to Cardica’s intellectual property, which relates to tissue cutting, stapling and clip appliers, for use in the robotics field. Pursuant to the license agreement, Cardica and Intuitive may also enter into future product development agreements.
Intuitive has paid Cardica $12 million for a royalty-bearing license and equity investment in approximately 1.25 million shares of Cardica’s common stock. The license excludes vascular anastomosis applications.
“We are extremely pleased to enter into a license with Intuitive Surgical, the worldwide leader in robotic surgery, as we believe that coupling our microcutting-stapling technology with Intuitive’s minimally-invasive surgery expertise will provide better clinical outcomes for patients around the globe,” said Bernard A. Hausen, M.D., Ph.D., president and chief executive officer of Cardica, Inc. “The license agreement with Intuitive Surgical marks a major milestone for Cardica and our Microcutter “staple-on-a-strip” platform, expanding the potential market reach and applicability of our technology significantly.”
Further information with respect to the license agreement and equity investment will be contained in a Current Report on Form 8-K to be filed by Cardica with the Securities and Exchange Commission.
Conference Call Details
Cardica’s management will discuss the transaction with Intuitive on its previously announced conference call being conducted today at 4:30 p.m. Eastern Time. To access the live conference call via phone, please dial 866-730-5765 from the United States and Canada or 857-350-1589 internationally. The conference ID is 33348662. Please dial in approximately 10 prior minutes to the start of the call. A telephone replay will be available beginning approximately two hours after the call through August 24, 2010, and may be accessed by dialing 888-286-8010 from the United States and Canada or 617-801-6888 internationally. The replay passcode is 26788804.
To access the live and subsequently archived webcast of the conference call, go to the Investor Relations section of Cardica’s website at www.cardica.com. Please connect to the website at least 15 minutes prior to the presentation to allow for any necessary software downloads.

The webcast is also being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson StreetEvents at www.streetevents.com, a password-protected event management site.
About Cardica
Cardica designs and manufactures proprietary stapling and anastomotic devices for cardiac and endoscopic surgical procedures. Cardica’s technology portfolio is intended to minimize operating time and enable minimally-invasive and robot-assisted surgeries. Cardica manufactures and markets its automated anastomosis systems, the C-Port(R) Distal Anastomosis Systems and PAS-Port(R) Proximal Anastomosis System, for coronary artery bypass graft (CABG) surgery and has shipped over 28,000 units throughout the world. In addition, the company is developing the Cardica Microcutter ES8, a true multi-fire endoscopic stapling device designed to be used in a variety of procedures, including bariatric, thoracic and general surgery.
Forward-Looking Statements
This press release contains “forward-looking” statements, including all statements regarding potential additional agreements between Cardica and Intuitive and the development and sale of products covered by the license agreement. Any statements contained in this press release that are not historical facts may be deemed to be forward-looking statements. The words “may,” “will,” “believe” and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause Cardica’s results to differ materially from those indicated by these forward-looking statements, including that any future products face development, regulatory and commercialization risks and may never be developed, in which event Cardica would not receive any further payments under the license agreement, as well as other risks detailed from time to time in Cardica’s reports filed with the U.S. Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2010. Cardica expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein. You are encouraged to read Cardica’s reports filed with the U.S. Securities and Exchange Commission, available at www.sec.gov.
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